Sun Bancorp, Inc.

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IMPORTANT ANNUAL MEETING INFORMATION

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Shareholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on July 22, 2011.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/SNBC

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/SNBC** to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before July 12, 2011 to facilitate timely delivery.

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Shareholder Meeting Notice

Sun Bancorp, Inc.'s Annual Meeting of Shareholders will be held at the Sun Bancorp, Inc. Corporate Center, 226 Landis Avenue, Vineland, New Jersey, on July 22, 2011, at 9:30 a.m.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3 and 5 and every Three Years for Proposal 4.

1. The election as directors of the following nominees:
   01 - Bernard A. Brown, 02 - Wilbur L. Ross, Jr., 03 - Jeffrey S. Brown, 04 - Sidney R. Brown, 05 - Peter Galetto, Jr., 06 - Thomas X. Geisel, 07 - Anne E. Koons, 08 - Eli Kramer, 09 - Alfonse M. Mattia, 10 - Anthony R. Coscia, 11 - William J. Marino
2. The approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 200,000,000.
3. The approval of a non-binding advisory vote on executive compensation.
4. The approval of a non-binding advisory vote recommending the frequency of advisory votes on executive compensation.
5. The ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online, by telephone toll free 1-800-652-8683 or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you and check the proxy materials for any special requirements for attendance if you are not a registered owner of the shares. If you need directions, please call (856) 691-7700.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/SNBC**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Sun Bancorp, Inc." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by July 12, 2011.